October 21, 2021 Exhibit 99.1

2 Cautionary Note Regarding Forward-Looking Statements The following information is current as of October 20, 2021 (unless otherwise noted) and should be read in connection with the press release of SLM Corporation (the “Company”) announcing its financial results for the quarter ended September 30, 2021, the Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission (“SEC”) on October 20, 2021, and subsequent reports filed with the SEC. This Presentation contains “forward-looking” statements and information based on management’s current expectations as of the date of this Presentation. Statements that are not historical facts, including statements about the Company’s beliefs, opinions, or expectations and statements that assume or are dependent upon future events, are forward- looking statements. This includes, but is not limited to: statements regarding future developments surrounding COVID-19 or any other pandemic, including, without limitation, statements regarding the potential impact of COVID-19 or any other pandemic on the Company’s business, results of operations, financial condition, and/or cash flows; the Company’s expectation and ability to pay a quarterly cash dividend on its common stock in the future, subject to the determination by the Company’s Board of Directors, and based on an evaluation of the Company’s earnings, financial condition and requirements, business conditions, capital allocation determinations, and other factors, risks, and uncertainties; the Company’s 2021 guidance; the Company’s three-year horizon outlook; the Company’s expectation and ability to execute loan sales and share repurchases; the Company’s projections regarding originations, net charge-offs, non-interest expenses, earnings, balance sheet position, and other metrics; any estimates related to accounting standard changes; and any estimates related to the impact of credit administration practices changes, including the results of simulations or other behavioral observations. Forward-looking statements are subject to risks, uncertainties, assumptions, and other factors that may cause actual results to be materially different from those reflected in such forward-looking statements. These factors include, among others, the risks and uncertainties set forth in Item 1A. “Risk Factors” and elsewhere in the Company’s Annual Report on Form 10-K for the year ended Dec. 31, 2020 (filed with the SEC on Feb. 25, 2021) and subsequent filings with the SEC; the societal, business, and legislative/regulatory impact of pandemics and other public heath crises; increases in financing costs; limits on liquidity; increases in costs associated with compliance with laws and regulations; failure to comply with consumer protection, banking, and other laws; changes in accounting standards and the impact of related changes in significant accounting estimates, including any regarding the measurement of the Company’s allowance for credit losses and the related provision expense; any adverse outcomes in any significant litigation to which the Company or any subsidiary is a party; credit risk associated with the Company’s (or any subsidiary's) exposure to third parties, including counterparties to the Company’s (or any subsidiary's) derivative transactions; and changes in the terms of education loans and the educational credit marketplace (including changes resulting from new laws and the implementation of existing laws). The Company could also be affected by, among other things: changes in its funding costs and availability; reductions to its credit ratings; cybersecurity incidents, cyberattacks, and other failures or breaches of its operating systems or infrastructure, including those of third-party vendors; damage to its reputation; risks associated with restructuring initiatives, including failures to successfully implement cost-cutting programs and the adverse effects of such initiatives on the Company’s business; changes in the demand for educational financing or in financing preferences of lenders, educational institutions, students, and their families; changes in law and regulations with respect to the student lending business and financial institutions generally; changes in banking rules and regulations, including increased capital requirements; increased competition from banks and other consumer lenders; the creditworthiness of customers; changes in the general interest rate environment, including the rate relationships among relevant money-market instruments and those of earning assets versus funding arrangements; rates of prepayments on the loans owned by the Company and its subsidiaries; changes in general economic conditions and the Company’s ability to successfully effectuate any acquisitions; and other strategic initiatives. The preparation of the Company’s consolidated financial statements also requires management to make certain estimates and assumpt ions, including estimates and assumptions about future events. These estimates or assumptions may prove to be incorrect. All forward-looking statements contained in this Presentation are qualified by these cautionary statements and are made only as of the date of this Presentation. The Company does not undertake any obligation to update or revise these forward-looking statements to conform such statements to actual results or changes in its expectations. The Company reports financial results on a GAAP basis and also provides certain non-GAAP “Core Earnings” performance measures. The difference between the Company’s “Core Earnings” and GAAP results for the periods presented were the unrealized, mark-to-fair value gains/losses on derivative contracts (excluding current period accruals on the derivative instruments), net of tax. These are recognized in GAAP, but not in “Core Earnings” results. The Company provides “Core Earnings” because it is one of several measures management uses when making management decisions regarding the Company’s performance and the allocation of corporate resources. The Company’s “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly titled measures reported by other companies. For additional information, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations –’Core Earnings’” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 for a further discussion and the “’Core Earnings’ to GAAP Reconciliation” table in this Presentation for a complete reconciliation between GAAP net income and “Core Earnings”.

3 Third quarter performance continues progress toward 2021 targets Strengthening Economy • The average unemployment rate for the over 25 year-old college graduate population improved to 2.8% in Q3 2021 from 3.3% in Q2 2021.15 • 99% of colleges and universities are operating on a full residential or hybrid residential experience for the 2021-2022 academic year.17 Strong Strategic Execution • Earnings driven by core business and focus on non-interest expense management. • Delinquency, non-interest expense, and net charge-off performance better than our internal business plan in Q3 2021. • Loan Sale/Share Repurchase strategy has led to a 23% reduction in share count since Jan. 1, 2021 and a 31% reduction since the initiative began in January of 2020. As Sallie Mae begins to look beyond the challenges from COVID-19, we expect continued strong performance as the economy normalizes. Third quarter success leads to improvements in full-year 2021 guidance • Strong execution in our core business and capital strategies year to date drove improvements to diluted “Core Earnings” per share, net charge-offs and non-interest expense guidance.

4 Clear Strategy to Ensure Appropriate Valuation Maximize the profitability and growth of our core business Better inform the external narrative about student lending and Sallie Mae Optimize the value of our brand and our attractive client base Maintain a rigorous and predictable capital allocation and return program to create shareholder value

5 Maximize the Profitability and Growth of our Core Business Revenue • GAAP Net Income of $73 million in Q3 2021, compared to $171 million in Q3 2020. • Originated $2.1 billion in Private Education Loans in Q3 2021 (10% increase vs. Q3 2020). Total Operating Expenses • Total operating expenses of $141 million in Q3 2021, which is 11% higher than the $127 million in Q3 2020. Earnings/Capital • Q3 2021 GAAP diluted earnings per common share of $0.24. • Paid common stock dividend of $0.03 per share in Q3 2021. • Repurchased 13 million shares of common stock in Q3 2021. During the first three quarters of 2021, 85 million shares have been repurchased, which is a 23% decrease in shares outstanding since the beginning of 2021. • The company has been authorized to repurchase an additional $250 million in common stock under the 2021 Share Repurchase Program, which expires on Jan. 26, 2023. This is in addition to the $51 million of capacity remaining under the 2021 Share Repurchase Program at Sep. 30, 2021. • The company has also been authorized to increase its quarterly dividend on the company’s common stock for the fourth quarter of 2021. A dividend of $0.11 per share, an increase from $0.03, will be paid on Dec. 15, 2021 to shareholders of record at the close of business on Dec. 3, 2021.

Quarterly Financial Highlights[3]

Income Statement ($ Millions)	3Q 2021	2Q 2021	3Q 2020
Total interest income	$448	$435	$482
Total interest expense	90	96	118
Net Interest Income	358	339	365
Less: provisions for credit losses	138	70	(4)
Total non-interest income	14	52	10
Total non-interest expenses	141	128	152
Income tax expense	19	53	55
Net income	73	140	171
Preferred stock dividends	1	1	2
Net income attributable to common stock	72	139	169
"Core Earnings" adjustments to GAAP[(1)]	3	5	10
Non-GAAP "Core Earnings" net income attributable to common stock[(1)]	74	144	179
Ending Balances ($ Millions)			
Private Education Loans held for investment, net	$20,562	$19,389	$20,956
FFELP Loans held for investment, net	703	715	743
Credit Cards held for investment, net	16	11	11
Deposits	$20,891	$21,124	$23,110
Brokered	11,582	11,521	12,138
Retail and other	9,309	9,603	10,972

Key Performance Metrics	3Q 2021	2Q 2021	3Q 2020
Net Interest Margin	5.03%	4.70%	4.79%
Yield—Total Interest-earning assets	6.30%	6.03%	6.34%
Private Education Loans	8.26%	8.22%	8.24%
Credit Cards	6.95%	6.64%	(6.58)%
Cost of Funds	1.35%	1.43%	1.66%
Return on Assets ("ROA")[(5)]	1.0%	1.9%	2.2%
Non-GAAP "Core Earnings" ROA[(6)]	1.0%	2.0%	2.4%
Return on Common Equity ("ROCE")[(7)]	14.4%	26.4%	40.9%
Non-GAAP "Core Earnings" ROCE[(8)]	15.0%	27.4%	43.0%
Per Common Share			
GAAP diluted earnings per common share	$0.24	$0.44	$0.45
Non-GAAP "Core Earnings" diluted earnings per common share[(1)]	$0.24	$0.45	$0.47
Average common and common equivalent shares outstanding (millions)	305	317	378

6

7 Peak Season Update: • Q3 originations growth of 10% was driven by a strong return to campus post pandemic. • We believe results are not as strong as expected due to two reasons: - Significant levels of liquidity due to Federal Stimulus, thriving equity markets, and direct subsidies to schools from the Higher Education Emergency Relief Fund (HEERF). - Flat enrollment levels and more in-state students resulted in reduced gap financing needs. Third Quarter Originations Annual Originations $1,896 $2,088 $1,500 $2,000 $2,500 Q3 2020 Q3 2021 O ri gi n at io n s ($ M M ) Actual Orignations 10% Originations Statistics Q3 2021 Q3 2020 Originations($MM) $2,088 $1,896 % Cosigned 88% 88% % In School Payment 59% 60% Average FICO at Approval 10 749 752 YoY Q3 Origination Growth Rate 10% $4,666 $4,800 $5,315 $5,625 $5,321 $4,686 $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 $5,500 $6,000 2016 2017 2018 2019 2020 2021 O ri gi n at io n s ($ M M ) Actuals Forecast $4,694 3% 11% 6% (0.2%) (5%) +3% - 4%

8 Private Education Loans Held for Investment Quarters Ended ($ Thousands) Balance % Balance % Balance % Loans in repayment and percentage of each status: Loans current 15,115,541$ 97.6% 14,514,659$ 97.9% 15,375,006$ 97.0% Loans delinquent 30-59 days 199,942 1.3% 162,538 1.1% 265,251 1.7% Loans delinquent 60-89 days 101,512 0.6% 85,451 0.6% 139,823 0.9% Loans 90 days or greater past due 73,137 0.5% 62,727 0.4% 73,229 0.4% Total private education loans in repayment 15,490,132$ 100.0% 14,825,375$ 100.0% 15,853,309$ 100.0% Loans delinquent 30+ days (as a percentage of loans in repayment) 2.4% 2.1% 3.0% Loans in forbearance 357,425$ 453,175$ 705,457$ Loans in forbearance as a % of loans in repayment and forbearance 2.3% 3.0% 4.3% Allowance as a % of the ending loans in repayment 7.8% 7.8% 10.9% Net charge-offs as a % of average loans in repayment (annualized) 1.29% 1.16% 1.33% September 30, 2021 June 30, 2021 September 30, 2020

9 • Commitments for new loans drove $145 million in additional provisions. The third quarter is seasonably higher than others due to the commitments for peak season. • Changes to our forbearance practices required an increase in the loan loss allowance of roughly 5% in the quarter based on a simulation of defaults. This increase was offset by improvements in economic forecasts and solid portfolio performance.18 • The adequacy of the allowance for loans in forbearance is continually monitored by evaluating the flow to default trends and performance of a simulated default portfolio.19,20 Consolidated Statements of Income Provisions for Credit Losses Reconciliation (Dollars in thousands) Quarter Ended September 30, 2021 Private Education Loan provisions for credit losses: Provisions for credit losses. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ (6,995) Provisions for unfunded loan commitments. . . . . . . . . . . . . . . . 144,972 Total Private Education Loan provisions for credit losses. . . . . . . . 137,977 Other impacts to the provisions for credit losses: FFELP Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 50 Credit Cards. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 415 Total. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 465 Provisions for credit losses reported in consolidated statements of income $ 138,442

10 Metrics 2021 Full-Year Guidance Diluted “Core Earnings”21 per share $3.55-$3.60 Private Education Loan originations year- over-year growth 3-4% Total loan portfolio net charge-offs $195 million - $205 million Non-interest expenses $ 525 million - $530 million For the full-year 2021, the company expects the following:

11 1. Derivative Accounting: we provide “Core Earnings” because it is one of several measures management uses to evaluate management performance and allocate corporate resources. “Core Earnings” exclude periodic unrealized gains and losses caused by the mark-to-fair value valuations on derivatives that do not qualify for hedge accounting treatment under GAAP, but include current period accruals on the derivative instruments. Under GAAP, for our derivatives held to maturity, the cumulative net unrealized gain or loss over the life of the contract will equal $0. Management believes the Company’s derivatives are effective economic hedges, and, as such, they are a critical element of the Company’s interest rate risk management strategy. Our “Core Earnings” is not a defined term within GAAP and may not be comparable to similarly tilted measures reported by other companies. 2. “Core Earnings” tax rate is based on the effective tax rate at Sallie Mae Bank where the derivative instruments are held. 3. The difference between “Core Earnings” and GAAP net income is driven by mark-to-fair value unrealized gains and losses on derivative contracts recognized in GAAP, but not in “Core Earnings” results. See page 13 for a reconciliation of GAAP and “Core Earnings”. 4. N/A 5. We calculate and report our Return on Assets (“ROA”) as the ratio of (a) GAAP net income numerator (annualized) to (b) the GAAP total average assets denominator. 6. We calculate and report our non-GAAP “Core Earnings” Return on Assets (“Core Earnings ROA”) as the ratio of (a) “Core Earnings” net income numerator (annualized) to (b) the GAAP total average assets denominator. 7. We calculate and report our Return on Common Equity (“ROCE”) as the ratio of (a) GAAP net income attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 8. We calculate and report our non-GAAP “Core Earnings” Return on Common Equity (“Core Earnings ROCE”) as the ratio of (a) “Core Earnings” net income attributable to SLM Corporation common stock numerator (annualized) to (b) the net denominator, which consists of GAAP total average equity less total average preferred stock. 9. Originations represent loans that were funded or acquired during the period presented. 10. Represents the higher credit score of the cosigner or the borrower. 11. For Private Education Loans on this slide, “loans in repayment” include loans making interest only or fixed payments, as well as loans that have entered full principal and interest repayment status after any applicable grace period (but do not include those loans while they are in forbearance). 12. For Private Education Loans on this slide, “loans in forbearance” include loans for customers who have requested extension of grace period generally during employment transition or who have temporarily ceased making full payments due to hardship or other factors, consistent with established loan program servicing policies and procedures. 13. The period of delinquency is based on the number of days scheduled payments are contractually past due. 14. This information constitutes forward-looking statements. See page 2 of this Presentation for a cautionary note regarding forward-looking statements.

12 15. Source based on U.S. Bureau of Labor Statistics (BLS): Current Population Survey (CPS) as of September 2021. 16. For some students, going back to school in the fall of 2020 was not an option because of the pandemic, or for other reasons. Therefore, some students took a “gap year” before returning to school in the fall of 2021. In 2020, for those students that had unexpectedly separated from school, we provided an extension of time through fall 2021 to re-enroll, before beginning their grace period that occurs prior to entering full principal and interest repayment status. At September 30, 2020, the loans in the “in forbearance” category included $11 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received an extension of time from us to re-enroll before beginning their grace period. At September 30, 2020, the loans in the “in repayment” category included $447 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received an extension of time from us to re-enroll before beginning their grace period. At June 30, 2021, the loans in the “in forbearance” category included $23 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received an extension of time from us to re-enroll before beginning their grace period. At June 30, 2021, the loans in the “in repayment” category included $479 million of Private Education Loans whose borrowers did not return to school in the fall of 2020 and who received an extension of time from us to re-enroll before beginning their grace period. This program ended in September 2021. 17. Source: Internal survey of 566 of our top schools by our Relationship Management team as of June 2, 2021. 18. Our estimate of the future impact of the credit administration practice changes was derived by simulating portfolio losses using historical loan level performance information. We assumed forbearance practice changes were implemented on January 1, 2017 and tracked loans through March 31, 2021. We then identified loans that might have defaulted if successive forbearance required a period of twelve requalification payments. None of the loans in the simulated default population had actually defaulted as of March 31, 2021. We did not have the ability to test and control default performance prior to implementing the practice changes. 19. Flow to default rates are largely unchanged and payment-based delinquency resolutions have increased to offset the decline in forbearance since practice changes began to be implemented. 20. We analyzed the coborrower population associated with the loans marked as simulated defaults. Many of these customers have demonstrated a willingness and ability to pay. As an example, as of the simulated default date, 64% of the population were current on other financial obligations. Since March 31, 2021, 3.6% of the population have paid in full, 12.4% have charged off and 31.7% have made six consecutive payments. 21. See footnote 1 for a description of non-GAAP “Core Earnings.” GAAP net income attributable to SLM Corporation common stock is the most directly comparable GAAP financial measure. However, this GAAP measure is not accessible on a forward-looking basis because the Company is unable to estimate the net impact of derivative accounting and the associated net tax expense (benefit) for future periods.

13 “Core Earnings” to GAAP Reconciliation Quarters Ended Sep.30, 2021 Jun.30, 2021 Sep.30, 2020 Dollars in thousands, except per share amounts “Core Earnings” adjustments to GAAP: GAAP net income $72,840 $140,201 $171,028 Preferred stock dividends $1,166 $1,192 $2,058 GAAP net income attributable to SLM Corporation common stock $71,674 $139,009 $168.970 Adjustments: Net impact of derivative accounting(1) $3,571 $6,949 $12,848 Net tax expense(2) $864 $1,681 $3,136 Total “Core Earnings” adjustments to GAAP $2,707 $5,268 $9,712 “Core Earnings” attributable to SLM Corporation common stock $74,381 $144,277 $178,682 GAAP diluted earnings per common share $0.24 $0.44 $0.45 Derivative adjustments, net of tax - $0.01 $0.02 “Core Earnings” diluted earnings per common share $0.24 $0.45 $0.47